Exhibit 10.2

TECO ENERGY, INC.

2004 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

TECO Energy, Inc. (the “Company”) and Sherrill W. Hudson (the “Grantee”) have entered into this Restricted Stock Agreement (the “Agreement”) effective as of                     , under the Company’s 2004 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

1. Grant of Restricted Stock. Pursuant to the Plan and subject to the terms and conditions set forth in this Agreement, the Company grants, issues and delivers to the Grantee the number of shares of its Common Stock as shown on the Notice of Grant attached hereto, or as may be shown on Notices of Grant that may delivered to the Grantee from time to time in the future (such shares as shown on the attached Notice of Grant or on Notices of Grant that may be delivered to the Grantee in the future are referred to herein as the “Restricted Stock”).

2. Restrictions on Stock. Until the restrictions terminate under Section 3, unless otherwise determined by the Committee:

(a) the Restricted Stock may not be sold, assigned, pledged or transferred by the Grantee; and

(b) all shares of Restricted Stock will be forfeited and returned to the Company if the Grantee ceases to be employed in his current position with the Company.

3. Termination of Restrictions. The restrictions will terminate as to twenty-five percent (25%) of the shares of Restricted Stock on the last Business Day of each fiscal quarter, or as may be otherwise specified in the applicable Notice of Grant. A “Business Day” is any day other than a Saturday or Sunday that is not a day on which the New York Stock Exchange is authorized or required by law or regulations to be closed.

4. Rights as Shareholder. Subject to the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock will have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on, and the right to vote, such Restricted Stock.

5. Stock Certificates. The Restricted Stock will be registered in the name of the Grantee and held by the Company’s transfer agent in uncertificated form in a restricted account, or a certificate will be issued and registered in the name of the Grantee and deposited by the Grantee with the Company and will bear a legend in substantially the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS) CONTAINED IN AN AGREEMENT BETWEEN THE REGISTERED OWNER AND TECO ENERGY, INC. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Stock held by the Company’s transfer agent or deposited with the Company hereunder, the Company will transfer the unrestricted shares electronically to Grantee’s brokerage account or the Company will return to the Grantee (or to such Grantee’s legal representative, beneficiary or heir) one or more certificates, without the above legend, for such shares.

6. Adjustment of Terms. In the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee will equitably adjust the number and kind of shares subject to this Agreement to the extent provided by the Plan.

7. Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, he will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service.

8. Withholding Taxes. The Grantee will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the Restricted Stock no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including the Restricted Stock, valued at Fair Market Value on the date of delivery (which is defined as the closing trading price on the New York Stock Exchange on the previous Business Day).

9. The Committee. Any determination by the Committee under, or interpretation of the terms of, this Agreement or the Plan will be final and binding on the Grantee.

10. Limitation of Rights. The Grantee will have no right to continued employment by virtue of this grant of Restricted Stock.

11. Amendment. The Company may amend, modify or terminate this Agreement, including substituting another Award of the same or a different type and changing the date of realization, provided that the Grantee’s consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Grantee.

12. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of Florida.

TECO ENERGY, INC.

By:
Clint E. Childress
Chief Human Resources Officer

Sherrill W. Hudson

NOTICE OF GRANT

On                     , TECO Energy, Inc. (the “Company”) granted to you, Sherrill W. Hudson (the “Grantee”), Restricted Stock, as such term is defined in the Restricted Stock Agreement between you and the Company dated as of                      (the “Restricted Stock Agreement”). Subject to the provisions of the Restricted Stock Agreement, the principal features of this grant are as follows:

NUMBER OF SHARES OF RESTRICTED STOCK:

SCHEDULED VESTING DATES	NUMBER OF SHARES

IMPORTANT:

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Restricted Stock Agreement. For example, important additional information on vesting and forfeiture of the Restricted Stock covered by this grant is contained in Sections 2 and 3 of the Restricted Stock Agreement.

TECO ENERGY, INC.		GRANTEE

By:
	Clint E. Childress	Sherrill W. Hudson
Chief Human Resources Officer